EXHIBIT 21.2


                                PILLOWTEX CORPORATION
                       LIST OF PRINCIPAL OPERATING SUBSIDIARIES



                             BEACON MANUFACTURING COMPANY
                              Swannanoa, North Carolina
                             Westminster, South Carolina
                                Newton, North Carolina
                                 Eden, North Carolina
                               Mauldin, South Carolina



                             TENNESSEE WOOLEN MILLS, INC.
                                  Lebanon, Tennessee



                             MANETTA HOME FASHIONS, INC.
                                Monroe, North Carolina



                             TORFEACO INDUSTRIES LIMITED
                               Toronto, Ontario, Canada